Exhibit 99.1

For Immediate Release

Hagerty Announces Pricing of its Upsized Secondary Offering of Class A Common Stock

TRAVERSE CITY, Michigan, August 7, 2025 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY) (“Hagerty”), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced the pricing of its secondary offering, upsized to 9,700,000 shares of Hagerty’s Class A Common Stock, being offered by Hagerty Holding Corp. (“HHC”) and Aldel LLC (“Aldel” and together with HHC, the “Selling Stockholders”) at a price to the public of $9.34 per share. In connection with the offering, the Selling Stockholders also granted the underwriters a 30-day option to purchase up to an additional 1,455,000 shares of Hagerty’s Class A Common Stock. The offering is expected to close on or about August 11, 2025, subject to the satisfaction of customary closing conditions.

Hagerty will not receive any of the proceeds from the sale of the shares of its Class A Common Stock offered by the Selling Stockholders, and the Selling Stockholders will bear the underwriting discounts and commissions associated with the sale of such shares. HHC has advised us that the net proceeds from the sale of its shares in this offering will be used to effect a redemption, for the benefit of the estate of Kim Hagerty, of a corresponding number of its HHC shares. Keefe, Bruyette & Woods, A Stifel Company, and J.P. Morgan are acting as representatives of the underwriters and lead bookrunning managers of the offering. BMO Capital Markets, Citizens Capital Markets and Wells Fargo Securities are acting as additional bookrunning managers of the offering and Oppenheimer & Co. is acting as co-manager of the offering.

The offering is being made only by means of a prospectus supplement and the accompanying base prospectus. When available, copies of the final prospectus supplement and accompanying base prospectus may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, Hagerty, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Keefe, Bruyette & Woods, Inc., 787 Seventh Ave., 4th Floor, New York, New York 10019, Attention: Equity Capital Markets by telephone: (800) 966-1559 or email: kbwsyndicatedesk@kbw.com, or J.P. Morgan Securities LLC, Attention: c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. All statements provided, other than statements of historical fact, are forward-looking statements, including those relating to the satisfaction of closing conditions, the closing of the offering, and the underwriters’ option to purchase additional shares. The words “anticipate,” “expect,” “intend,” “may,” “will,” “would,” “could,” and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within our industry and attract and retain our insurance policyholders and paid Hagerty Drivers Club (“HDC”) subscribers; (ii) maintain key strategic relationships with our insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages or other issues with our technology platforms or our use of third-party services; (v) accelerate the adoption of our membership and marketplace products and services, as well as any new insurance programs and products we offer; (vi) complete the proposed fronting arrangement with Markel Group Inc. and achieve its intended benefits, (vii) manage the cyclical nature of the insurance business, including through any periods of recession, economic downturn or inflation; (viii) address unexpected increases in the frequency or severity of claims, and (ix) comply with the numerous laws and regulations applicable to our business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet, tax and accounting matters.

The forward-looking statements herein represent the views of Hagerty as of the date of this release and Hagerty undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 900,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn.

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com

Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

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